EXHIBIT 10.20

                           CASTLE DENTAL CENTERS, INC.

                                    10% Note
                                due May 19, 2001

$1,787,938                                                        May 19, 1996

      FOR VALUE RECEIVED, the undersigned, CASTLE DENTAL CENTERS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), promises to pay to 1ST DENTAL CARE, INC., a Florida corporation ("Payee"), or the holder hereof, the principal sum of $1,787,938 on May 19, 2001, with equal installments of principal plus accrued interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 10% per annum from the date hereof, payable quarterly in arrears in cash on the last day of January, April, July and October in each year, commencing on July 31, 1996, until the principal of this Note shall have become due and payable (whether at maturity, upon acceleration or otherwise) or shall have been paid. In the event the Company fails to make a scheduled payment of principal or interest hereunder, and such failure is not cured within five business days after the Company receives written notice thereof from Payee, all unpaid principal hereunder shall become immediately due and payable. Upon the occurrence and during the continuation of any payment default, the rate of interest under this Note shall be increased to a rate per annum from time to time equal to the lower of (a) 16% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly.

      Subject to the limitations contained herein, at the option of the Payee, payments of up to $286,775 of the principal amount of this Note and interest on such amount computed at the rate of 6.36%, may be made either in cash or in Company Stock. In the event Payee elects to accept payments of principal and interest as provided herein in Company Stock, the value per share of Company Stock shall initially be $6.75 per share, and shall be increased annually on the anniversary of the issuance of this Note by $0.42, as adjusted for stock splits, stock dividends, stock combinations or stock reclassifications. Payee may exercise this conversion right at any time following the earlier of (i) the first anniversary of the date of issuance of this Note; or (ii) the consummation of a Designated Offering (as defined herein).

      The Company may not prepay this Note. All unpaid principal of the Note and accrued interest thereon shall be immediately due and payable ten days following the consummation of an underwritten public offering of the Company's common stock, $.001 par value, in which the gross

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 proceeds (before underwriters' discounts and selling commissions) are greater than or equal to $25,000,000.00 (a "Designated Offering").

      Payments of both principal and interest of this Note are to be made at 29605 U.S. Highway 19N., Suite 180, Clearwater, Florida, 34621 or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America. In the event Payee is required to bring suit to effect collection of this Note, all costs of collection including attorneys fees shall be paid by the Company.

      This Note is intended to be performed in the State of Florida and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State. This Note is subject to the terms of that certain Subordination Agreement of even date herewith by and among the Company, Payee and NationsBank of Texas, N.A., and that certain Subordination Agreement by and among the Company, Payee and the holders of the Senior Subordinated Notes (as defined therein).

                           CASTLE DENTAL CENTERS, INC.



                           By:_________________________
                                 Name:  Jack H. Castle, Jr.
                                 Title: President

ATTEST:

By:_________________________
      Name:  John M. Slack
      Title:  Secretary

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